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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of CuraGen Corporation on Form S-3 of our report dated February 12, 1999, appearing in the Annual Report on Form 10-K of CuraGen Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



  /s/ DELOITTE & TOUCHE LLP

  DELOITTE & TOUCHE LLP

  Hartford, Connecticut
  November 3, 1998